Robert G. Tschida
Certified Public Accountant
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                                                              3606 Morris Avenue
                                                              Suite 102
                                                              Pueblo, CO 81006
                                                              (719) 545-7999






May 15, 1997

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

I have read the information stated in the 8K for Imperial Petroleum Recovery Corporation regarding the change of auditors and agree with such information.

Very truly yours,


/s/ Robert G. Tschida
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Robert G. Tschida, CPA

Enclosure





        Member of the American Institute of Certified Public Accountants Member of the Colorado Society of Certified Public Accountants


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